As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

Securities and Exchange Commission

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2100

Houston, Texas 77010

713-588-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kyle N. Roane

Vice President, General Counsel and Corporate Secretary

Memorial Resource Development Corp.

1301 McKinney Street, Suite 2100

Houston, Texas 77010

713-588-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John Goodgame Shar Ahmed Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 713-220-5800	Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, TX 77002 713-758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-195062

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.01 par value per share	7,820,000	$19.00	$148,580,000	$19,137.10

(1)	Represents only the additional number of shares being registered and includes 1,020,000 additional shares of common stock that the underwriters have the option to purchase from the selling stockholder. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-195062).
(2)	Based on the public offering price.
(3)	In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-195062, as amended) is registered hereby.
(4)	The registrant has previously paid $90,160 for the registration of $700,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on April 4, 2014 (File No. 333-195062) and $5,822 that was previously paid for the registration of an additional $45,200,000 of proposed maximum aggregate offering price in the filing of Amendment No. 3 to the Registration Statement on June 2, 2014 (File No. 333-195062).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Memorial Resource Development Corp., a Delaware corporation (the “Company”), is filing this registration statement with respect to the registration of an additional 7,820,000 shares of its common stock, par value $0.01 per share, 6,800,000 of which will be offered by the selling stockholder and 1,020,000 of which may be sold by the selling stockholder in the event the underwriters exercise their overallotment option, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the initial public offering of the Company’s common stock contemplated by a Registration Statement on Form S-1 (File No. 333-195062), as amended (the “Prior Registration Statement”) which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 4, 2014 and declared effective by the Commission on June 12, 2014. The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on June 13, 2014), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than June 13, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in Registration Statement on Form S-1, as amended (File No. 333-195062), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit Number	Description of Exhibits

23.1	Consent of KPMG LLP, an independent public registered accounting firm

23.2	Consent of Netherland, Sewell & Associates, Inc.

(b) Financial Statement Schedules

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 12, 2014.

MEMORIAL RESOURCE DEVELOPMENT CORP.

By:	/s/ John A. Weinzierl
John A. Weinzierl
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Tony R. Weber	Chairman	June 12, 2014
Tony R. Weber

/s/ John A. Weinzierl	Chief Executive Officer and Director	June 12, 2014
John A. Weinzierl	(Principal Executive Officer)

/s/ Andrew J. Cozby	Vice President and Chief Financial Officer	June 12, 2014
Andrew J. Cozby	(Principal Financial Officer)

/s/ Dennis G. Venghaus	Chief Accounting Officer	June 12, 2014
Dennis G. Venghaus	(Principal Accounting Officer)

/s/ Scott A. Gieselman	Director	June 12, 2014
Scott A. Gieselman

/s/ Kenneth A. Hersh	Director	June 12, 2014
Kenneth A. Hersh

/s/ Robert A. Innamorati	Director	June 12, 2014
Robert A. Innamorati

/s/ Carol L. O’Neill	Director	June 12, 2014
Carol L. O’Neill

/s/ Pat Wood, III	Director	June 12, 2014
Pat Wood, III

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

23.1	Consent of KPMG LLP, an independent public registered accounting firm

23.2	Consent of Netherland, Sewell & Associates, Inc.